Exhibit 99.1

AKAMAI TECHNOLOGIES, INC.
Performance-Based Restricted Stock Unit Agreement
Granted Under the 2013 Stock Incentive Plan
1.Grant of Award.
This Agreement evidences the grant by Akamai Technologies, Inc., a Delaware corporation (the “Company”) on February __, 2014 (the “Grant Date”) to you (the “Participant”) of restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs”), subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (the “Agreement”) and the Company’s 2013 Stock Incentive Plan (the “Plan”). Each RSU represents the right to receive one share of the common stock, par value $.01 per share, of the Company (“Common Stock”) as provided in this Agreement. The number shares of Common Stock that are issuable upon vesting of the RSUs shall be calculated pursuant to the provisions of Schedule 1 and are referred to in this Agreement as “Shares.” Capitalized terms used but not defined in this Agreement shall have the meanings specified in the Plan.
2.Vesting; Forfeiture.
(a)    Subject to the terms and conditions of this Agreement including, without limitation, Paragraph 2(b) below, the number of Shares issuable pursuant to the calculation set forth in Schedule 1 to this Agreement shall vest as follows: ___________________ Such date or any other date on which shares vest under this Agreement may be referred to herein as a “Vesting Date.”

(b)    Except as otherwise provided in Schedule 1, RSUs shall not continue to vest unless the Participant is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company. For purposes of this Agreement, employment with the Company shall include employment with a parent, subsidiary, affiliate or division of the Company.
3.Distribution of Shares.
(a)The Company will distribute to the Participant the Shares of Common Stock represented by vested RSUs as follows: within 30 days of the Vesting Date.
(b)The Company shall not be obligated to issue to the Participant the Shares upon the vesting of any RSU (or otherwise) unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.
(c)    Neither the Company nor the Participant shall have the right to accelerate or defer the delivery of any shares under this Agreement except to the extent specifically permitted under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and in no event shall the Participant have the right to designate the tax year in which the RSUs are delivered.

4.Restrictions on Transfer.
The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.
5.Dividend and Other Shareholder Rights.
Except as set forth in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

6.Provisions of the Plan; Acquisition Event or Change in Control Event .
(a)This Agreement is subject to the provisions of the Plan, a copy of which is made available to the Participant with this Agreement.
(b)Upon the occurrence of an Acquisition Event (as defined in the Plan), each RSU (whether vested or unvested) shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such RSU.
(c)Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes an Acquisition Event but provided that such event constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i)), effective as of immediately prior to the Change in Control Event, a pro rated number of then-unvested RSUs, equal to 100% of the then-outstanding number of unvested RSUs issuable upon achievement of target performance metrics as set forth on Schedule I, shall vest; pro ration shall be based on the percentage of the vesting period that has elapsed as of the closing date of the Change in Control Event since the Grant Date (e.g., if the closing date of the Change in Control Event were April 1, 2020 and the Vesting Date for a three year vesting period was October 1, 2021, then the number of Shares issuable would be 50% of the Shares issuable at target performance (18 months/36 months)).

7.Taxes.
(a)    Regardless of any action the Company or the Participant’s employer (“Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by him or her is and remains the Participant’s responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Unit award, including the grant and vesting of the Restricted Stock Units, the receipt of cash or any dividends or dividend equivalents; and (2) do not commit to structure the terms of the award or any aspect of the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

(b)    In the event that the Company, subsidiary, affiliate or division is required to withhold any Tax-Related Items as a result of the award or vesting of the Restricted Stock Units, or the receipt of cash or any dividends or dividend equivalents, the Participant shall pay or make adequate arrangements satisfactory to the Company, subsidiary, affiliate or division to satisfy all withholding and payment on account obligations of the Company, subsidiary, affiliate or division. The obligations of the Company under this Agreement, including the delivery of shares upon vesting, shall be conditioned on compliance by the Participant with this Section 7. In this regard, the Participant authorizes the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer. Alternatively, or in addition, if permissible under local law, the Company may withhold in shares of Common Stock an amount of shares sufficient to cover the Participant’s tax liability.

(c)    The Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s award that cannot be satisfied by the means previously described.

(d)    As a condition to receiving any Shares, on the date of this Agreement, Participant must execute the Irrevocable Standing Order to Sell Shares attached hereto, which authorizes the Company and Charles Schwab & Co., Inc. (or such substitute brokerage firm as is contracted to manage the Company’s employee equity award program, the “Broker”) to take the actions described in Section 7(b) and this Section 7(d) (the “Standing Order”).
(e)    Participant understands and agrees that the number of Shares that the Broker will sell will be based on the closing price of the Common Stock on the last trading day before the applicable Vesting Date. The Participant agrees to execute and deliver such documents, instruments and certificates as may reasonably be required in connection with the sale of the Shares pursuant to this Section 7.

(f)    Participant agrees that the proceeds received from the sale of Shares pursuant to Section 7(d) will be used to satisfy the Tax-Related Items and, accordingly, Participant hereby authorizes the Broker to pay such proceeds to the Company for such purpose. Participant understands that to the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the Tax-Related Items, such excess proceeds shall be deposited into the Participants account with Broker. Participant further understands that any remaining Shares shall be deposited into such account.
(g)     The Participant represents to the Company that, as of the date hereof, he is not aware of any material nonpublic information about the Company or the Common Stock. The Participant and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Common Stock pursuant to this Section 7, consistent with the affirmative defense to liability under Section 10(b) of the Securities Exchange Act of 1934 under Rule 10b5-1(c) promulgated under such Act.

(h)    This Agreement is intended to be exempt from or to comply with Section 409A of the Code and shall be interpreted consistently therewith. If and to the extent (X) any portion of RSUs constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code, (Y) such portion of the RSUs becomes payable upon the Participant’s separation from service pursuant to the terms of the Plan and this Agreement and (Z) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of RSUs shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any RSUs that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date. The Company shall have no liability to a Participant, or any other Party if this Agreement is not exempt from, or compliant with, Section 409A.

8.Miscellaneous.
(a)No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of the Company (not through the act of being hired or purchasing shares hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.
(b)Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(c)Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.
(d)Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.
(e)Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8(e).
(f)Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.
(g)Entire Agreement; Conflicts and Interpretation. This Agreement and the Plan constitute the entire agreement between the parties and supersede all prior agreements and understandings relating to the subject matter of this Agreement. In the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Board of Directors (or a committee thereof) has the power, among other things, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.
(h)Amendment. The Company may modify, amend or waive the terms of this Agreement prospectively or retroactively, but no such modification, amendment or waiver shall impair the rights of the Participant without his or her consent, except as required by applicable law, NASDAQ or stock exchange rules, tax rules or accounting rules. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors (or a committee thereof) of the Company. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
(i)Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
(j)Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have no rights under this Agreement other than those of an unsecured general creditor of the Company.
(k)    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs awarded under and participation in the Plan or future options that may be awarded under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written. Electronic acceptance of this Agreement pursuant to the Company’s instructions to Participant (including through an online acceptance process managed by the Company’s agent) is acceptable.
AKAMAI TECHNOLOGIES, INC.
By:___________________________
Name:
Title:

_____________________________
[Name of Participant]
Address:
IRREVOCABLE STANDING ORDER TO SELL SHARES

The Participant has been granted restricted stock units (“RSUs”) by Akamai Technologies, Inc. (“Akamai”), which is evidenced by a restricted stock unit agreement between me and Akamai (the “Agreement,” copy attached). Provided that I remain employed by Akamai on each vesting date, the shares vest according to the provisions of the Agreement.

I understand that on each vesting date, the shares issuable in respect of vested RSUs (the “Shares”) will be deposited into my account at Charles Schwab & Co., Inc. (“Schwab”) and that I will recognize taxable ordinary income as a result. Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares, I understand and agree that, for each vesting date, I must sell a number of shares sufficient to satisfy all withholding taxes applicable to that ordinary income. Therefore, I hereby direct Schwab to sell, at the market price and on each vesting date listed above (or the first business day thereafter if a vesting date should fall on a day when the market is closed) or as soon as practicable thereafter, the number of Shares that Akamai informs Schwab is sufficient to satisfy the applicable withholding taxes, which shall be calculated based on the closing price of Akamai’s common stock on the last trading day before each vesting date. I understand that Schwab will remit the proceeds to Akamai for payment of the withholding taxes.

I hereby agree to indemnify and hold Schwab harmless from and against all losses, liabilities, damages, claims and expenses, including reasonable attorneys’ fees and court costs, arising out of any (i) negligent act, omission or willful misconduct by Akamai in carrying out actions pursuant to the third sentence of the preceding paragraph and (ii) any action taken or omitted by Schwab in good faith reliance upon instructions herein or upon instructions or information transmitted to Schwab by Akamai pursuant to the third sentence of the preceding paragraph.
I understand and agree that by signing below or effecting an online acceptance of the Agreement, I am making an Irrevocable Standing Order to Sell Shares which will remain in effect until all of the shares have vested. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any existing Account Agreement that I have with Schwab.

_____________________________________
Signature

_____________________________________
Print Name
AKAMAI CONFIDENTIAL
SCHEDULE 1
VESTING CRITERIA FOR RSUs

A.    Calculation of Number of Shares Issuable

B.    Effect of an Acquisition or Disposition by Akamai
In the event that Akamai closes an Acquisition Transaction or Disposition Transaction during the Performance Period, the Compensation Committee shall make adjustments to affected performance targets to give effect to the expected impact on such targets of the applicable Acquisition Transaction or Disposition Transaction (including whether it is accretive or not) based on management’s good faith estimate of the projected impact as presented to the Board of Directors and/or Compensation Committee. An “Acquisition Transaction” means (i) the purchase of more than 50% of the voting power of an entity, (ii) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving Akamai and an entity not previously owned by Akamai, or (iii) the purchase or other acquisition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 50% of another entity’s total assets or assets that account for more than 50% of the consolidated net revenues or net income of such entity. A “Disposition Transaction” means the sale of a division, business unit or set of business operations and/or related assets to a third party.

All determinations of the Compensation Committee regarding the estimated impact of an Acquisition Transaction shall be final, binding and non-appealable. The cumulative impact of all Acquisition Transactions shall be set forth in a statement delivered upon payment, if any, of the bonus contemplated by this plan. This plan shall be deemed to be automatically amended, without further action by the Company or the executive, to give effect to any adjustments required by this Section B.

C.    Effect of Death or Disability of the Participant

(1)    If the Participant dies or is disabled (within the meaning of Section 409A) of the Code) prior to the end of the Performance Period, then a pro-rated number of Shares, based on an assumed performance that would lead to vesting of 50% of the Maximum RSU Amount, shall vest based on the number of days into the three-year vesting period the date of death or disability occurred and such RSUs shall be delivered to the Participant or the Participant’s estate within 30 days following such death or disability.

(2)    If the Participant dies or is disabled (within the meaning of Section 409A of the Code) after the Performance Period, then a pro-rated number of Shares, based on an the actual number of RSUs that are eligible for vesting based on the Company’s actual performance, shall vest based on the number of days into the three-year vesting period the date of death or disability occurred and such RSUs shall be delivered to the Participant or the Participant’s estate within 30 days following such death or disability.

(3)    If the provisions of Section 6(c) of the Agreement are triggered, such provisions shall take precedence over those set forth in this Paragraph D.

D.    Effect of Retirement of the Participant

(1)    For purposes of this Agreement, an “Eligible Retiree Participant” means an individual who voluntarily terminates his or her employment with the Company or whose employment is terminated by the Company for a reason other than Detrimental Conduct (as defined in the Company’s Compensation Recovery Policy then in effect) and who, as of the date of such termination of employment:

(a)    in the case of a United States employee, is at least 55 years old at such time and where the sum of his or her age plus years of service with the Company is greater than or equal to 70; or

(b)     in the case of a non-United States employee, has at least 20 years of service with the Company at such time.

(2)    Upon the termination of employment of an Eligible Retiree Participant:

(a)    if the date of such termination is at least fifty percent into, and prior to the end of, the Performance Period, the Eligible Retiree Participant shall be entitled to receive a pro-rated number of the Shares issuable to him or her based on (i) the Company’s actual performance and (ii) the number of days during the Performance Period; with delivery of the shares to be made in accordance with the original vesting scheduled set forth in Section 3 of this Agreement.

(b)    if the date of such termination is after the Performance Period, the Eligible Retiree Participant shall be entitled to receive 100% of the Shares issuable to him or her based on the Company’s actual performance for the Performance Period, with delivery of the shares to be made be in accordance with the original vesting scheduled set forth in Section 3 of this Agreement.

(3)    If the provisions of Section 6(c) of the Agreement are triggered, such provisions shall take precedence over those set forth in this Paragraph D.

(4)    If the Company reasonably determines that the Participant has breached his or her confidentiality and/or enforceable noncompetition obligations following employment but before the scheduled vesting date, any outstanding RSUs shall not vest and shall be canceled.